Exhibit 10.1

THE NEW YORK TIMES COMPANY

2023 EMPLOYEE STOCK PURCHASE PLAN

(Effective as of April 26, 2023)

I.	PURPOSE OF THE PLAN

This The New York Times Company 2023 Employee Stock Purchase Plan (the “Plan”) is intended to promote the interests of the Company by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan intended to meet the requirements of section 423 of the Code.

Capitalized terms herein shall have the meanings assigned to such terms in Section XII.

II.	ADMINISTRATION OF THE PLAN

a.

The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in order to implement the Plan or to comply with the requirements of section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

b.

The Plan Administrator may authorize one or more offerings under the Plan that are not designed to comply with the requirements of section 423 of the Code but with the requirements of the foreign jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings designed to comply with the requirements of section 423 of the Code but may be conducted concurrently with those offerings. In no event, however, shall the terms and conditions of any offering contravene the express limitations and restrictions of the Plan, except to the extent required by applicable law, and to the extent required by section 423 of the Code, the participants in each separate offering shall have equal rights and privileges under that offering in accordance with the requirements of section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

c.

Notwithstanding any provision to the contrary in the Plan, the Plan Administrator may adopt such rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States.

III.	SHARES SUBJECT TO PLAN; CONDITIONS TO ISSUANCE OF SHARES

a.

The stock purchasable under the Plan shall be authorized but unissued or reacquired Shares, including Shares purchased on the open market. The maximum number of Shares which may be issued over the term of the Plan shall not exceed 8,000,000 Shares as of the Effective Date, subject to adjustment as described in subsection (b) below.

b.

If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of Shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the Company’s outstanding capital stock without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the Plan Administrator shall make any adjustments it determines to be necessary, in the Plan Administrator’s sole discretion, to equitably adjust (A) the maximum number and class of securities issuable under the Plan, (B) the maximum number and class of securities purchasable per Participant on any one Purchase Date, and (C) the number and class of securities and the price per Share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

c.

The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

i.	The admission of such Shares to listing on all stock exchanges, if any, on which Shares are then listed;

ii.

The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Plan Administrator shall, in its absolute discretion, deem necessary or advisable;

iii.	The obtaining of any approval or other clearance from any state or federal governmental agency that the Plan Administrator shall, in its absolute discretion, determine to be necessary or advisable;

iv.	The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

v.	The lapse of such reasonable period of time following the exercise of the rights as the Plan Administrator may from time to time establish for reasons of administrative convenience.

IV.	PURCHASE/HOLDING PERIODS

a.

Shares shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

b.

The Plan Administrator shall determine the duration of each purchase period under the Plan, which shall be subject to Section VII.h and Section X; provided that in no event shall a purchase period exceed twenty-seven (27) months; provided, further, that, in the event that the Plan Administrator does not establish a duration of a purchase period, such duration shall be six (6) months. The Plan Administrator shall also determine the Enrollment Date and Purchase Date for each purchase period from time to time.

V.	ELIGIBILITY

a.	Each individual who is an Eligible Employee on the Enrollment Date shall be eligible to participate in the Plan for that purchase period on such Enrollment Date.

b.	For the purposes of this Plan, “Eligible Employee” means each person who is an employee of a Participating Employer and who:

i.

does not, immediately prior to the exercise of any rights under the Plan, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of Common Stock or of all classes of stock of the Company or any Corporate Subsidiary (as determined under section 423(b)(3) of the Code);

ii.	does not exceed the accrual limit set forth in Section VIII.a.;

iii.

has completed thirty (30) days of service; provided that, for any specific purchase period, the Plan Administrator may waive this service requirement or increase this service requirement to a service requirement not to exceed two (2) years;

iv.

is engaged on a regularly-scheduled basis of more than twenty (20) hours per week; provided that, for any specific purchase period, the Plan Administrator may waive or decrease the hours required for this hour-based service requirement; and

v.

whose customary employment is for more than five (5) months per calendar year; provided that, for any specific purchase period, the Plan Administrator may waive this service-based requirement or lessen the number of months required.

In addition to the foregoing requirements for eligibility, for any purchase period, the Plan Administrator may exclude any employee of a Participating Employer who is (x) a “highly compensated employee” as defined within the meaning of section 414(q) of the Code, or (y) a “highly compensated employee” as defined within the meaning of section 414(q) of the Code and who (A) has compensation above a higher specified level, (B) is an officer and/or (C) is subject to the disclosure requirements of section 16(a) of the Exchange Act.

Notwithstanding the foregoing, (A) any exclusion or waiver of exclusion in clauses (iii) – (v), (x) or (y) shall be applied in an identical manner for a purchase period to all employees of Participating Employers and shall be applied in compliance and accordance with Treasury Regulation section 1.423-2(e) and (B) the requirements of clauses (iii) or (iv) shall not apply to employees for whom the application of such requirements would violate applicable law.

c.

As of the Effective Date, the Company shall be a Participating Employer. Prior to the first purchase period, the Plan Administrator will designate which of the Company’s Corporate Subsidiaries will be designated as a Participating Employer, and each such Corporate Subsidiary will remain a Participating Employer until the Plan Administrator revokes such decision. Each U.S. corporation that is a Corporate Subsidiary and that is designated as a Participating Employer after the Effective Date shall become a Participating Employer effective as of the Enrollment Date of the first purchase period coincident with or next following the date on which it is designated as such by the Plan Administrator, unless the Plan Administrator determines otherwise prior to the Enrollment Date of that purchase period. Any other corporation that is a Corporate Subsidiary as of the Effective Date or becomes a Corporate Subsidiary after the Effective Date, and any Corporate Subsidiary whose participation in the Plan is delayed by the Plan Administrator under the preceding sentence, shall become a Participating Employer when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

d.

To participate in the Plan for a particular purchase period, the Eligible Employee must complete and submit enrollment forms prescribed by the Plan Administrator in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and enrolling electronically) on or before the Enrollment Date of the purchase period. Unless otherwise specified by the Plan Administrator, once an Eligible Employee timely submits the properly completed enrollment forms, such Eligible Employee’s participation in the Plan will automatically remain in effect from one purchase period to the next in accordance with such Eligible Employee’s payroll deduction authorization (including such Eligible Employee’s designated rate of payroll deduction) unless and until such Eligible Employee withdraws from the Plan, changes the rate of such Eligible Employee’s payroll deduction or such Eligible Employee’s employment status changes.

VI.	PAYROLL DEDUCTIONS

a.

The payroll deduction authorized by a Participant for purposes of acquiring Shares under the Plan may be any multiple of one percent (1%) of the Base Salary paid to such Participant during each purchase period, up to a maximum of ten percent (10%), or such lesser maximum amount as required under applicable law, unless the Plan Administrator establishes a different maximum percentage prior to the Enrollment Date of the applicable purchase period (subject to the limitations of Section VII). For a specific purchase period, the Plan Administrator may allow Participants to elect deductions based on a flat amount, designated in U.S. dollars or other currency specified by the Company; provided such election does not exceed the foregoing limit. The deduction rate or amount so authorized shall continue in effect for the entire purchase period except for changes effected in accordance with the following guidelines:

i.

A Participant may, at any time during the purchase period, reduce such Participant’s rate or amount of payroll deduction to become effective as soon as practically possible after submitting the appropriate form with the Plan Administrator. A Participant may not, however, effect more than one such reduction per purchase period, unless otherwise provided in the applicable offering documents related to such purchase period.

ii.

A Participant may at any time reduce such Participant’s rate or amount of payroll deduction under the Plan to 0%. Such reduction shall become effective as soon as practically possible after submitting the appropriate form with the Plan Administrator. A Participant’s existing payroll deductions shall be applied to the purchase of Shares on the next scheduled Purchase Date unless such Participant’s participation in the Plan has terminated in accordance with Section VII.f.

b.

Payroll deductions shall begin on the first pay day administratively feasible following the Enrollment Date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. Unless the Plan Administrator determines otherwise prior to the start of the applicable purchase period, the amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

c.

Payroll deductions collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the purchase period in which collected, or such other time as determined by the Plan Administrator, or as required by applicable law, with such conversion to be based on an exchange rate determined by the Plan Administrator in its sole discretion.

d.	Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

e.	To the extent necessary to comply with local law, the Plan Administrator may permit Participants in one or more offerings to make contributions to the Plan by means other than payroll deductions.

VII.	PURCHASE RIGHTS

a.

Grant of Purchase Right. A Participant shall be granted a separate purchase right on the Enrollment Date of each purchase period in which such Participant participates. The purchase right shall provide the Participant with the right to purchase Shares on a Purchase Date upon the terms set forth below.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of Common Stock or of all classes of stock of the Company or any Corporate Subsidiary or that would exceed the dollar threshold provided in Section VIII.b.

b.

Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date, and Shares shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the provisions of this Section VII) on such date. The purchase shall be affected by applying the Participant’s payroll deductions for the purchase period ending on such Purchase Date to the purchase of whole Shares (subject to the limitation on the maximum number of Shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period. Fractional Shares will not be issued under the Plan, unless otherwise determined by the Plan Administrator and provided under the applicable offering document. Any excess contributions in a Participant’s account that would have been used to purchase fractional Shares will be automatically re-invested in a subsequent purchase period unless the Participant timely revokes such Participant’s authorization to re-invest such excess amounts or the Company elects to return such contributions to the Participant.

c.

Purchase Price. Effective with the initial purchase period commencing following the Effective Date and until such time as otherwise determined by the Plan Administrator, the purchase price per Share at which Shares will be purchased on the Participant’s behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per Share on the Enrollment Date of the applicable purchase period or (ii) the Fair Market Value per Share on the Purchase Date of the applicable purchase period. However, the Plan Administrator may, prior to the start of any purchase period, establish a higher purchase price per Share for that purchase period.

d.

Number of Purchasable Shares. The number of Shares purchasable by a Participant on each Purchase Date shall be the number of Shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date by the purchase price in effect for that

Purchase Date. Notwithstanding the foregoing and subject to the limitations described in Section II.b and Section VIII, in connection with any offering, the Plan Administrator may (i) specify a maximum number of Shares that may be purchased by any single Participant on a Purchase Date, and if no such limit is specified for an applicable purchase period, such limit shall be 1,500 Shares; and (ii) specify a maximum aggregate number of Shares that may be purchased by all Participants pursuant to such offering. For the avoidance of doubt, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any purchase period under the Plan, to increase or decrease the limitations to be in effect for the number of Shares purchasable per Participant on the Purchase Date for that purchase period.

e.

Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Shares by reason of any limitation on the maximum number of Shares purchasable by the Participant on the Purchase Date (whether such limitation is pursuant to Section VII.d, Section VIII or otherwise) shall be promptly refunded.

f.	Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

i.

Withdraw. A Participant may, no later than fifteen (15) days (or such other period as determined by the Plan Administrator or as required by applicable law) prior to a Purchase Date for a purchase period, terminate such Participant’s outstanding purchase right by submitting the prescribed form in accordance with procedures prescribed by the Plan Administrator (which may include accessing a third party administrator’s website and electronically electing to withdraw), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of Shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as practicable.

ii.

Irrevocability. The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the Enrollment Date of the new purchase period.

iii.

Automatic Termination. Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while such Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded, unless such termination of the purchase right is prohibited by applicable law.

iv.

Unpaid Leave. Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the business day preceding the Purchase Date for the applicable purchase period in which such leave commences, to (A) have any previous deductions returned to such Participant or (B) have such funds held for the purchase of Shares on the next Purchase Date. In no event, however, shall any further payment deductions be collected from such Participant during such leave, unless continued participation in the Plan is required by applicable law. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave; or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, such Participant’s payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Eligible Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (in accordance with procedures prescribed by the Plan Administrator) on or before the start of the next purchase period.

g.

Proration of Purchase Rights. Should the total number of Shares which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for Shares pro-rated to such individual, shall be refunded.

h.	Change in Control. In the event that a Change in Control occurs during a purchase period, the Plan Administrator may take such action as it deems appropriate, including (without limitation):

i.	provide that each outstanding purchase right shall remain outstanding;

ii.

provide that each outstanding purchase right will terminate as of a date prior to the effective date of the Change in Control without being exercised and all payroll deductions of each Participant accumulated during such purchase period (and not previously applied to the purchase of Shares) shall be refunded to the Participant;

iii.

provide that a Purchase Date shall automatically occur immediately prior to the effective date of the Change in Control, and each purchase right outstanding at that time shall thereupon be exercised by applying the payroll deductions of each Participant for the purchase period in which such Change in Control occurs to the purchase of Shares at the purchase price per Share in effect for that purchase period pursuant to the purchase price formula provisions of Section VII.c;

iv.	provide than no new purchase period shall be initiated following the announcement of such Change in Control;

v.	provide for a new date on or before the consummation of such Change in Control that will be the Purchase Date for the applicable purchase period; or

vi.	provide that each outstanding purchase right will be assumed or an equivalent right will be substituted by the successor corporation (or parent or subsidiary thereof).

i.

ESPP Brokerage Account. Any Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm that the Company shall communicate to each Participant (the “ESPP Brokerage Account”); provided that the Plan Administrator may waive such requirement at any time or in respect of Shares purchased within any particular purchase period. Except as otherwise provided below, the deposited Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account until the later of the following two periods: (a) the end of the two (2)-year period measured from the Participant’s Enrollment Date into the purchase period in which the Shares were purchased and (b) the end of the one (1)-year measured from the actual Purchase Date of those Shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any Shares held for the required holding period may be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell such Participant’s Shares. Those procedures are designed solely to assure that any sale of Shares prior to the satisfaction of the required holding period is made through the ESPP Brokerage Account. In addition, the Participant may request a stock certificate or share transfer from such Participant’s ESPP Brokerage Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any Shares held in that account. However, Shares may not be transferred (either electronically or in certificate form) from the ESPP Brokerage Account for use as collateral for a loan, unless those Shares have been held for the required holding period.

The foregoing procedures shall apply to all Shares purchased by the Participant under the Plan, whether or not the Participant continues in Eligible Employee status.

j.

Assignability. During the Participant’s lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

k.

Stockholder Rights. A Participant shall have no stockholder rights with respect to the Shares subject to such Participant’s outstanding purchase right until the Shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased Shares.

VIII.	ACCRUAL LIMITATIONS

a.

No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Shares accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company or any Corporate Subsidiary, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Subsidiary (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding; provided that the Plan Administrator may in its discretion set a lower dollar threshold than $25,000 for an applicable purchase period.

b.	For purposes of applying such accrual limitations, the following provisions shall be in effect:

i.	The right to acquire Shares under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

ii.

No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Shares under one (1) or more other purchase rights at a rate equal to $25,000 worth of Shares (determined on the basis of the per-Share Fair Market Value of such Shares on the date or dates of grant) for each calendar year such rights were at any time outstanding.

c.

If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

d.

In the event there is any conflict between the provisions of this Section and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section shall be controlling.

IX.	EFFECTIVE DATE AND TERM OF THE PLAN

a.	Subject to approval by the Company’s stockholders, the Plan shall be effective as of the Effective Date.

b.

Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the tenth anniversary of the Effective Date, (ii) the date on which all Shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X.	AMENDMENT OF THE PLAN

The Board may alter, amend, suspend or discontinue the Plan at any time and for any reason; provided, however, the Board may not, without the approval of the Company’s stockholders, (a) increase the number of Shares issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (b) change the class of corporations that may be designated as Participating Employers.

XI.	GENERAL PROVISIONS

a.	All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

b.

Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Subsidiary employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause, subject to any requirements of applicable law.

c.	The provisions of the Plan shall be governed by the laws of the State of New York, without resort to that state’s conflict-of-laws rules.

XII.	DEFINITIONS

The following definitions shall be in effect under the Plan:

a.	“1933 Act” means the Securities Act of 1933, as amended.

b.

“Base Salary” means the regular base salary or base wages paid to a Participant by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by the Company or any Corporate Subsidiary. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and 125 of the Code) made on the Participant’s behalf by the Company or any Corporate Subsidiary under any employee benefit or welfare plan now or hereafter established.

c.	“Board” means the Company’s Board of Directors.

d.

“Change in Control” has the meaning given to such term in The New York Times Company 2020 Incentive Compensation Plan or any successor plan thereto, in each case, as amended and/or restated from time to time.

e.	“Code” means the Internal Revenue Code of 1986, as amended.

f.

“Common Stock” means the Class A and Class B Common Stock of the Company, or such other class or classes of capital stock of the Company that shall have the right to vote in the election of Board members.

g.

“Company” means The New York Times Company, a corporation organized under the laws of the State of New York, and any corporate successor to all or substantially all of the assets or voting stock of The New York Times Company, which shall, by appropriate action, adopt the Plan.

h.	“Corporate Subsidiary” means any subsidiary of the Company (as determined in accordance with section 424 of the Code, whether now existing or subsequently established or acquired).

i.	“Effective Date” means April 26, 2023, subject to the approval of the Company’s stockholders.

j.	“Enrollment Date” means the first day of each purchase period.

k.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

l.

“Fair Market Value” per Share on any relevant date shall be the closing selling price per Share on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for Shares, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for a Share on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

m.	“Participant” means any Eligible Employee of a Participating Employer who is actively participating in the Plan.

n.

“Participating Employer” means the Company and each Corporate Subsidiary that is authorized by the Plan Administrator, in accordance with Section V.c. of the Plan, to extend the benefits of the Plan to its Eligible Employees.

o.

“Plan Administrator” means a committee of two (2) or more Board members appointed by the Board to administer the Plan. As of the Effective Date, the Plan Administrator shall be the Compensation Committee of the Board (the “Committee”). Subject to the foregoing, the Board or the Committee may delegate authority to one or more subcommittees or to one or more individuals, in each case, as the Board or Committee deems appropriate and as consistent with applicable law, and such delegate(s) shall be considered “Plan Administrator” for purposes of this Plan.

p.	“Purchase Date” means the last business day of each purchase period.

q.	“Shares” means shares of Class A Common Stock of the Company.